As filed with the Securities and Exchange Commission on May 2, 2012

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

SIX FLAGS ENTERTAINMENT CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	13-3995059 (I.R.S. Employer Identification No.)

924 Avenue J East
Grand Prairie, TX 75050
(Address of Principal Executive Offices)

SIX FLAGS ENTERTAINMENT CORPORATION LONG-TERM INCENTIVE PLAN
(Full title of the plan)

Lance C. Balk, Esq.
General Counsel

Six Flags Entertainment Corporation
230 Park Avenue, 16th Floor

New York, NY 10169

(Name and address of agent for service)

(212) 652-9403

(Telephone number, including area code, of agent for service)

Copies of Communications to:

Susan J. Daley, Esq.
Perkins Coie LLP
131 South Dearborn Street, Suite 1700

Chicago, Illinois 60603

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share		Proposed maximum aggregate offering price		Amount of registration fee
Common Stock, par value $0.025 per share	4,400,000	$47.66	(2)	$209,704,000	(2)	$24,033

(1)         Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of additional shares of the Registrant’s Common Stock with respect to the shares registered hereunder in the event of a stock split, stock dividend or similar transaction.

(2)         Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act based on the average of the high and low sales prices of the Registrant’s Common Stock on the New York Stock Exchange under the trading symbol “SIX” on April 27, 2012.  The stated registration fee is paid herewith.

STATEMENT UNDER GENERAL INSTRUCTION E.

REGISTRATION OF ADDITIONAL SECURITIES

EXPLANATORY NOTE

This Registration Statement on Form S-8 (the “Registration Statement”) registers an additional 4,400,000 shares of common stock, $0.025 par value per share, of the Registrant, available for issuance under the Six Flags Entertainment Corporation Long-Term Incentive Plan.  In accordance with General Instruction E of Form S-8, the contents of the Registrant’s Registration Statement on Form S-8 (File No. 333-168632) filed with the Securities and Exchange Commission on August 6, 2010 are incorporated herein by reference and the information required by Part II is omitted, except as supplemented by the information set forth below.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 5.  Interests of Named Experts and Counsel.

The validity of the shares of Common Stock offered hereby has been passed upon for the Registrant by Mr. Lance C. Balk, Executive Vice President and General Counsel of the Registrant.  Mr. Balk is an officer and full-time employee of the Registrant and holds, subject to certain restrictions, options to purchase shares of Common Stock of the Registrant and restricted stock units convertible into shares of Common Stock of the Registrant and certain other rights to shares of Common Stock of the Registrant granted under the Registrant’s Long-Term Incentive Plan.

Item 8. Exhibits.

 5.1                                                    Opinion of Lance C. Balk, Esq., Executive Vice President and General Counsel

23.1                                                Consent of Lance C. Balk, Esq., Executive Vice President and General Counsel (contained in Exhibit 5.1)

23.2                                                Consent of Independent Registered Public Accounting Firm

99.1                                                Six Flags Entertainment Corporation Long-Term Incentive Plan (incorporated by reference to Appendix A to the Registrant’s Proxy Statement, filed with the Commission on March 20, 2012, Commission File No. 001-13703)

II-1

POWER OF ATTORNEY AND SIGNATURES

That each person whose signature appears below constitutes and appoints Lance C. Balk and Walter S. Hawrylak, and each of them, his true and lawful attorney-in-fact and agent, each with full power of substitution, to act for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing which they, or any of them, may deem necessary or advisable to be done in connection with this Registration Statement on Form S-8 as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or any substitute or substitutes for any or all of them, may lawfully do or cause to be done by virtue hereof.

SIX FLAGS ENTERTAINMENT CORPORATION

By:	/s/ James Reid-Anderson
	Name:	James Reid-Anderson
	Title:	Chairman, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date

/s/ James Reid-Anderson	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	May 2, 2012
James Reid-Anderson

/s/ John M. Duffey	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	May 2, 2012
John M. Duffey

/s/ Leonard A. Russ	Vice President and Chief Accounting Officer (Principal Accounting Officer)	May 2, 2012
Leonard A. Russ

/s/ John W. Baker	Director	May 2, 2012
John W. Baker

/s/ Kurt Cellar	Director	May 2, 2012
Kurt Cellar

/s/ Charles Koppelman	Director	May 2, 2012
Charles Koppelman

/s/ Jon L. Luther	Director	May 2, 2012
Jon L. Luther

/s/ Usman Nabi	Director	May 2, 2012
Usman Nabi

/s/ Stephen D. Owens	Director	May 2, 2012
Stephen D. Owens

/s/ Richard W. Roedel	Director	May 2, 2012
Richard W. Roedel

EXHIBIT INDEX

5.1	Opinion of Lance C. Balk, Esq., Executive Vice President and General Counsel

23.1	Consent of Lance C. Balk, Esq., Executive Vice President and General Counsel (contained in Exhibit 5.1)

23.2	Consent of Independent Registered Public Accounting Firm

99.1

Six Flags Entertainment Corporation Long-Term Incentive Plan (incorporated by reference to Appendix A to the Registrant’s Proxy Statement, filed with the Commission on March 20, 2012, Commission File No. 001-13703)